Exhibit 23.1

Your Vision Our Focus

Independent Registered Public Accounting Firm’s Consent

The Board of Directors and Stockholders
Utilicraft Aerospace Industries, Inc.
Albuquerque, New Mexico

We consent to the use and inclusion in this Form SB-2/Amendment 4 Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated March 10, 2006, as reissued effective August 30, 2006 as to the change in accounting principle as discussed in Note 1, on our audit of the financial statements of Utilicraft Aerospace Industries, Inc. at December 31, 2005 and for the year ended, for the period from December 9, 2004 (inception) through December 31, 2004 and for the period from December 9, 2004 (inception) through December 31, 2005.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement and Prospectus.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants
Dallas, Texas
August 30, 2006

Turner, Stone & Company, L.L.P.
Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660/Facsimile: 972-239-1665
Web site: turnerstone.com